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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

MARKWEST ENERGY PARTNERS, L.P.
MARKWEST ENERGY FINANCE CORPORATION
(Exact name of obligor as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	27-0005456 20-1805917 (I.R.S. Employer Identification No.)

1515 Arapahoe Street
Tower 2, Suite 700
Denver, Colorado 80202
(303) 925-9200
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant's Principal Executive Offices)

SENIOR NOTES SHELF REGISTRATION

*
The following are co-registrants that may guarantee the debt securities:

MarkWest Energy Operating Company, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	27-0005448
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

West Shore Processing Company, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Michigan	76-0501616
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Energy Appalachia, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	47-0852385
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Mason Pipeline Limited Liability Company
(Exact Name of Registrant As Specified In Its Charter)

Michigan	26-2664116
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Michigan Pipeline Company, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Michigan	83-0375568
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Oklahoma Gas Company, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	86-1089780
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest New Mexico, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Texas	30-0157474
(State or Other Jurisdiction of Incorporation or Organization)	(I R S Employer Identification Number

MarkWest Pinnacle, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Texas	30-0157461
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest PNG Utility, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Texas	30-0157467
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Texas PNG Utility, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Texas	30-0157468
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Blackhawk, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Texas	30-157471
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Power Tex, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Texas	45-0537840
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Pipeline Company, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Texas	20-2229672
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Energy East Texas Gas Company, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	20-1311706
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Javelina Company, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Texas	76-0263770
(State or Other Jurisdiction of Incorporation or Organization)	(I R S Employer Identification Number)

MarkWest Javelina Pipeline Company, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Texas	38-2909338
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Matrex, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Michigan	84-1349848
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Liberty Gas Gathering, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	26-2368254
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Gas Services, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Texas	26-1795927
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Energy GP, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	01-0636219
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Hydrocarbon, Inc.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	84-1352233
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Marketing, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	26-2430225
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Gas Marketing, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Texas	26-2827902
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest McAlester, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	26-3195589
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Ranger Pipeline Company, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	27-4613260
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Mountaineer Pipeline Company, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	45-3160452
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MarkWest Utica Operating Company, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	80-0773356
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

  Exhibit
  1.    A copy of the Articles of Association of the trustee now in effect.*

  Exhibit
  2.    A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

  Exhibit
  3.    See Exhibit 2

  Exhibit
  4.    Copy of By-laws of the trustee as now in effect.***

  Exhibit
  5.    Not applicable.

  Exhibit
  6.    The consent of the trustee required by Section 321(b) of the Act.

  Exhibit
  7.    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

  Exhibit
  8.    Not applicable.

  Exhibit
  9.    Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 26th day of October, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ PATRICK T. GIORDANO Patrick T. Giordano Vice President

EXHIBIT 6

October 26, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ PATRICK T. GIORDANO Patrick T. Giordano Vice President

EXHIBIT 7

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,883
Interest-bearing balances		45,669
Securities:
Held-to-maturity securities		0
Available-for-sale securities		204,424
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,128
Securities purchased under agreements to resell		22,797
Loans and lease financing receivables:
Loans and leases held for sale		32,246
Loans and leases, net of unearned income	720,609
LESS: Allowance for loan and lease losses	15,480
Loans and leases, net of unearned income and allowance		705,129
Trading Assets		42,549
Premises and fixed assets (including capitalized leases)		7,760
Other real estate owned		4,168
Investments in unconsolidated subsidiaries and associated companies		563
Direct and indirect investments in real estate ventures		104
Intangible assets
Goodwill		21,543
Other intangible assets		21,240
Other assets		53,987

Total assets		$1,180,190

LIABILITIES
Deposits:
In domestic offices		$847,727
Noninterest-bearing	222,889
Interest-bearing	624,838
In foreign offices, Edge and Agreement subsidiaries, and IBFs		73,344
Noninterest-bearing	2,752
Interest-bearing	70,592
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,913
Securities sold under agreements to repurchase		10,833

Dollar Amounts In Millions
Trading liabilities	23,373
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	41,997
Subordinated notes and debentures	16,602
Other liabilities	32,647

Total liabilities	$1,053,436
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,502
Retained earnings	19,574
Accumulated other comprehensive income	6,044
Other equity capital components	0

Total bank equity capital	125,639
Noncontrolling (minority) interests in consolidated subsidiaries	1,115

Total equity capital	126,754

Total liabilities, and equity capital	$1,180,190

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf David Hoyt Michael Loughlin	Directors

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  Exhibit 25.1
  Item 1. General Information. Furnish the following information as to the trustee
  Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
  Item 15. Foreign Trustee. Not applicable.
  Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.
SIGNATURE
EXHIBIT 6
EXHIBIT 7